Exhibit 10.1

Execution Version

FOURTH AMENDMENT TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Dated September 14, 2018

Among

RESOLUTE ENERGY CORPORATION,
as Borrower,

CERTAIN OF ITS SUBSIDIARIES,
as Guarantors,

BANK OF MONTREAL,
as Administrative Agent,

CAPITAL ONE, NATIONAL ASSOCIATION,
as Syndication Agent,

BARCLAYS BANK PLC,

ING CAPITAL LLC,

and
SUNTRUST BANK,

as Co-Documentation Agents,

and

The Lenders Party Hereto

BMO CAPITAL MARKETS and CAPITAL ONE, NATIONAL ASSOCIATION,
as Joint Bookrunners and Co-Lead Arrangers

THIS FOURTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Fourth Amendment”), dated as of September 14, 2018, is by and among Resolute Energy Corporation, a Delaware corporation (the “Borrower”), certain of its subsidiaries (collectively, the “Guarantors”), Bank of Montreal, as Administrative Agent (the “Administrative Agent”), and the lenders party hereto (the “Lenders”).

Recitals

WHEREAS, the Borrower, the Guarantors, the Administrative Agent and the other lenders party thereto entered into that certain Third Amended and Restated Credit Agreement, dated as of February 17, 2017, as amended by that certain First Amendment to Third Amended and Restated Credit Agreement, dated as of May 8, 2017, that certain Second Amendment to Third Amended and Restated Credit Agreement, dated as of October 18, 2017 and that certain Third Amendment to Third Amended and Restated Credit Agreement, dated as of March 16, 2018 (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement as set forth herein; and

WHEREAS, subject to the satisfaction of the conditions set forth herein, the Administrative Agent and the Lenders are willing to amend the Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
Definitions

Each capitalized term used in this Fourth Amendment and not defined herein shall have the meaning assigned to such term in the Credit Agreement. Unless otherwise indicated, all section references in this Fourth Amendment refer to sections of the Credit Agreement.

ARTICLE II
Amendments to Credit Agreement

As of the Fourth Amendment Effective Date (as defined below), the Credit Agreement is amended as follows:

Section 2.01Amendments to Section 1.02. Section 1.02 of the Credit Agreement is hereby amended, which amendment shall be deemed effective as of September 30, 2018, by amending and restating the following definition in its entirety:

““EBITDA” means, for any period, the sum of (a) Consolidated Net Income for such period, plus (b) the following expenses or charges to the extent deducted from

Consolidated Net Income in such period: (i) interest, (ii) income and franchise taxes, (iii) depreciation, depletion, amortization, and other non-cash charges (iv) customary costs and expenses incurred in connection with or related to (A) any acquisition involving consideration paid by the Borrower and/or its Consolidated Restricted Subsidiaries or (B) any disposition yielding gross proceeds to the Borrower and/or its Consolidated Restricted Subsidiaries, in each case, in excess of $15,000,000 for such acquisition or disposition (including, without limitation, legal, accounting and financial advisory fees, title and environmental due diligence costs, employee retention, severance, or relocation expenses, costs and expenses related to the acceleration of long-term employee incentive awards, and contract termination costs), and (v) costs and expenses not to exceed $7,500,000 in the aggregate in calendar year 2018 incurred in connection with or related to any action taken by the Borrower in response to targeted activist investor campaigns, minus (c) all non-cash income added to Consolidated Net Income for such period; provided that (x) for the period ending on September 30, 2018, EBITDA shall equal EBITDA for the fiscal quarter ending on September 30, 2018, multiplied by 4, (y) for the period ending on December 31, 2018, EBITDA shall equal EBITDA for the period beginning on July 1, 2018 and ending on December 31, 2018, multiplied by 2, and (z) for the period ending on March 31, 2019, EBITDA shall equal EBITDA for the period beginning on July 1, 2018 and ending on March 31, 2019, multiplied by 4/3.”

ARTICLE III

Additional Agreements and Acknowledgments

Section 3.01Redetermination and Adjustment of Borrowing Base.  Effective as of the Fourth Amendment Effective Date, the Borrowing Base shall be $310,000,000, subject to future redeterminations and adjustments as provided in the Credit Agreement. The Borrower and the Lenders further agree that this redetermination shall constitute the Scheduled Redetermination scheduled to occur on October 1, 2018.

Section 3.02Agreements Regarding the Refinancing of Senior Notes.

(a)The Borrower has informed the Administrative Agent and the Lenders that it desires to refinance all of its Senior Notes outstanding on the Fourth Amendment Effective Date (collectively, the “2020 Senior Notes”) with the issuance of new unsecured Debt pursuant to Section 9.02(f)(ii) of the Credit Agreement (such new Debt, the “New Senior Notes”; the date of issuance of such New Senior Notes, the “Senior Notes Refinancing Date”) in accordance with Section 9.16(a) of the Credit Agreement.

(b)Each party hereto agrees that any 2020 Senior Notes which have been irrevocably called for redemption pursuant to the optional redemption provisions of the indenture related to such 2020 Senior Notes or tendered and not validly withdrawn on or after the Fourth Amendment Effective Date but on or before the third Business Day after the Senior Notes Refinancing Date shall not count as “Debt”, “Funded Debt” or current liabilities, as applicable, of the Borrower or its Consolidated Restricted Subsidiaries for purposes of (i) calculating whether the Debt incurred under Section 9.02(f) of the Credit Agreement exceeds the $600,000,000 aggregate threshold set forth in clause (A) of Section 9.02(f) of the Credit Agreement, (ii) calculating the ratio of total Funded Debt to EBITDA under Section 9.01(b) and

Section 9.02(f) of the Credit Agreement or (iii) calculating the current ratio under Section 9.01(a) of the Credit Agreement; provided that this Section 3.02(b) shall cease to apply as of the earlier to occur of (A) the date that is forty-five (45) days after the Senior Notes Refinancing Date and (B) the date on which none of the 2020 Senior Notes remain outstanding.

ARTICLE IV
Conditions Precedent

Section 4.01The amendments set forth in Article II of this Fourth Amendment, the Scheduled Redetermination described in Section 3.01 of this Fourth Amendment and the agreements described in Section 3.02 of this Fourth Amendment shall become effective on the first Business Day on which all of the following conditions precedent shall have been satisfied (or waived in accordance with Section 12.02 of the Credit Agreement) (the “Fourth Amendment Effective Date”):

(a)The Administrative Agent shall have received from the Borrower, each of the Guarantors and the Lenders counterparts (in such number as may be requested by the Administrative Agent) of this Fourth Amendment signed on behalf of such Persons.

(b)The Administrative Agent shall have received from the Borrower in immediately available funds (i) all fees and amounts due and payable on or prior to the Fourth Amendment Effective Date (including, without limitation, a Borrowing Base increase fee in favor of each Lender party to this Fourth Amendment, in an amount equal to 0.30% of an amount equal to the excess of such Lender’s Commitment as of the Fourth Amendment Effective Date over such Lender’s Commitment (if any) as of April 17, 2017) and (ii) to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

ARTICLE V
Representations and Warranties

Each Loan Party hereby represents and warrants to each Lender that:

(a)Each of the representations and warranties made by it under the Credit Agreement and each other Loan Document is, or will be, true and correct on and as of the actual date of its execution of this Fourth Amendment, as if made on and as of such date, except for any representations and warranties made as of a specified date, which are true and correct as of such specified date.

(b)Immediately after giving effect to this Fourth Amendment, no Default has, or will have, occurred and is, or will be, continuing.

(c)The execution, delivery and performance by it of this Fourth Amendment and any other Loan Documents executed in connection herewith have been duly authorized by it.

(d)Each of this Fourth Amendment and any other Loan Document executed in connection herewith constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(e)

The execution, delivery and performance by it of each of this Fourth Amendment and any other Loan Document executed in connection herewith (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of it or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of this Fourth Amendment or any such Loan Document, except (A) such as have been obtained or made and are in full force and effect and (B) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of it or any Restricted Subsidiary or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon it or any Restricted Subsidiary or its Properties, or give rise to a right thereunder to require any payment to be made by it or such Restricted Subsidiary and (iv) will not result in the creation or imposition of any Lien on any Property of any Loan Party or any Restricted Subsidiary (other than the Liens created by this Fourth Amendment or the Loan Documents as permitted by the Credit Agreement as amended hereby).

ARTICLE VI
Miscellaneous

Section 6.01Credit Agreement in Full Force and Effect as Amended.  Except as specifically amended hereby, the Credit Agreement and other Loan Documents shall remain in full force and effect.  Each of the Loan Parties hereby agrees that its liabilities under the Credit Agreement and the other Loan Documents, in each case as amended, to which it is a party, shall remain enforceable against such Loan Party in accordance with the terms thereof and shall not be reduced, altered, limited, lessened or in any way affected by the execution and delivery of this Fourth Amendment, and each Loan Party hereby confirms and ratifies its liabilities under the Loan Documents (as so amended) to which it is a party in all respects.  Except as expressly set forth herein, this Fourth Amendment shall not be deemed to be a waiver, amendment or modification of any provisions of the Credit Agreement or any other Loan Document or any right, power or remedy of the Administrative Agent or Lenders, or constitute a waiver of any provision of the Credit Agreement or any other Loan Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder.  This Fourth Amendment also shall not preclude the future exercise of any right, remedy, power, or privilege available to the Administrative Agent and/or Lenders whether under the Credit Agreement, the other Loan Documents, at law or otherwise.  The parties hereto agree to be bound by the terms and conditions of the Credit Agreement and the other Loan Documents as amended by this Fourth Amendment, as though such terms and conditions were set forth herein.  Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended by this Fourth Amendment, and each reference herein or in any other Loan Documents to the “Credit Agreement” shall mean and be a reference to the Credit Agreement as amended and modified by this Fourth Amendment.

Section 6.02GOVERNING LAW.  THIS FOURTH AMENDMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 6.03Descriptive Headings, Etc.  The descriptive headings of the sections of this Fourth Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.  The statements made and the terms defined in the recitals to this Fourth Amendment are hereby incorporated into this Fourth Amendment in their entirety.

Section 6.04Payment of Fees and Expenses.  In addition to paying to the Administrative Agent for the account of the Lenders the fees described in Section 4.01(b)(i) above, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Fourth Amendment, the other Loan Documents and any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.  The agreement set forth in this Section 6.04 shall survive the termination of this Fourth Amendment and the Credit Agreement.

Section 6.05Entire Agreement.  This Fourth Amendment and the documents referred to herein represent the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof.  This Fourth Amendment is a Loan Document executed under the Credit Agreement.

Section 6.06Counterparts.  This Fourth Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.  Delivery of an executed counterpart of the signature page of this Fourth Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart thereof.

Section 6.07Successors.  The execution and delivery of this Fourth Amendment by any Lender shall be binding upon each of its successors and assigns.

[Signatures Begin on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed by their respective authorized officers as of the date first written above.

BORROWER:

RESOLUTE ENERGY CORPORATION

By:	/s/ Theodore Gazulis
Theodore Gazulis
Executive Vice President and
Chief Financial Officer

GUARANTORS:HICKS ACQUISITION COMPANY I, INC.

RESOLUTE WYOMING, INC. (f/k/a Primary Natural Resources, Inc.)

RESOLUTE NATURAL RESOURCES COMPANY, LLC (f/k/a Resolute Natural Resources Company)

BWNR, LLC

WYNR, LLC

RESOLUTE NORTHERN ROCKIES, LLC

RESOLUTE NATURAL RESOURCES

SOUTHWEST, LLC

By:	/s/ Theodore Gazulis
Theodore Gazulis
Executive Vice President and
Chief Financial Officer

Signature Page to

Fourth Amendment to Third Amended and Restated Credit Agreement

ADMINISTRATIVE AGENT

AND LENDER:BANK OF MONTREAL,

as Administrative Agent and a Lender

By:	/s/ Gumaro Tijerina
Name: Gumaro Tijerina
Title: Managing Director

Signature Page to

Fourth Amendment to Third Amended and Restated Credit Agreement

LENDER:ABN AMRO CAPITAL USA LLC

By:	/s/ Darrell Holley
Name: Darrell Holley
Title: Managing Director

By:	/s/ Scott Myatt
Name: Scott Myatt
Title: Executive Director

Signature Page to

Fourth Amendment to Third Amended and Restated Credit Agreement

LENDER:KeyBank, National Association

By:	/s/ David M. Bornstein
Name: David M. Bornstein
Title: Senior Vice President

Signature Page to

Fourth Amendment to Third Amended and Restated Credit Agreement

LENDER:ING Capital LLC

By:	/s/ Juli Bieser
Name: Juli Bieser
Title: Managing Director

By:	/s/ Josh Strong
Name: Josh Strong
Title: Director

Signature Page to

Fourth Amendment to Third Amended and Restated Credit Agreement

LENDER:CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Lyle Levy Jr.
Name: Lyle Levy Jr.
Title: Vice President

Signature Page to

Fourth Amendment to Third Amended and Restated Credit Agreement

LENDER:SUNTRUST BANK

By:	/s/ Arize Agumadu
Name: Arize Agumadu
Title: Vice President

Signature Page to

Fourth Amendment to Third Amended and Restated Credit Agreement

LENDER:GOLDMAN SACHS BANK USA

By:	/s/ Jamie Minieri
Name: Jamie Minieri
Title: Authorized Signatory

Signature Page to

Fourth Amendment to Third Amended and Restated Credit Agreement

LENDER:CADENCE BANK

By:	/s/ Eric Broussard
Name: Eric Broussard
Title: EVP

Signature Page to

Fourth Amendment to Third Amended and Restated Credit Agreement

LENDER:Barclays Bank PLC

By:	/s/ Sydney G. Dennis
Name: Sydney G. Dennis
Title: Director

Signature Page to

Fourth Amendment to Third Amended and Restated Credit Agreement

LENDER:FIFTH THIRD BANK

By:	/s/ Jonathan H Lee
Name: Jonathan H Lee
Title: Director

Signature Page to

Fourth Amendment to Third Amended and Restated Credit Agreement

LENDER:COMERICA BANK

By:	/s/ Cassandra M. Lucas
Name: Cassandra M. Lucas
Title: Portfolio Manager

Signature Page to

Fourth Amendment to Third Amended and Restated Credit Agreement